UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 19, 2008
(Date of earliest event reported)
Double-Take Software, Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33184	20-0230046

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 TURNPIKE ROAD, SUITE 210
SOUTHBOROUGH, MASSACHUSETTS	01772	877-335-5674

(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 – Registrant’s Business and Operations
Item 1.01 Entry Into a Material Definitive Agreement
     On November 19, 2008, Double-Take Software, Inc. (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) between the Company and Continental Stock Transfer and Trust Company, as Rights Agent (the “Rights Agent”). Previously, on November 10, 2008, the Board of Directors of the Company declared a dividend distribution of one right (“Right”) for each outstanding share of common stock, par value $0.001 per share (the “Common Stock”), of the Company, payable to stockholders of record on December 1, 2008. Each Right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock (“Preferred Stock”) at a price of $30.00 per one one-thousandth share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.
     Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and a distribution of Rights Certificates (as defined below) will occur upon the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (with exceptions noted below and set forth in the Rights Agreement), which includes for this purpose derivative or synthetic arrangements having characteristics of a long position in the Company’s common stock (the “Stock Acquisition Date”), or (ii) 10 business days (or such later date as the Board of Directors of the Company may determine) following the commencement of, or the first public announcement of the intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”).
     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates, and will be transferred with and only with the Common Stock certificates, (ii) new Common Stock certificates issued after December 1, 2008 upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.
     The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 18, 2009, unless such date is extended, the Rights Agreement is terminated or the Rights are earlier redeemed or exchanged by the Company as described below. The Rights will not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights has not been obtained or is not obtainable.

     As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors of the Company, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.
     In the event that a Person becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock (with exceptions noted below and set forth in the Rights Agreement), except pursuant to an offer for all outstanding shares of Common Stock which the Board of Directors of the Company determines to be fair to and otherwise in the best interests of the Company and its stockholders (a “Qualifying Offer”), each holder of a Right will, after the end of a redemption period referred to below, have the right to exercise the Right by purchasing, for an amount equal to the Purchase Price, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times such amount. Notwithstanding any of the foregoing, following the occurrence of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.
     For example, at a Purchase Price of $30.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $60.00 worth of Common Stock (or other consideration, as noted above) for $30.00. Assuming that the Common Stock had a per share value of $15.00 at such time, the holder of each valid Right would be entitled to purchase four shares of Common Stock for $30.00.
     In the event that at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction (other than a merger that follows a Qualifying Offer), or (ii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall, after the expiration of the redemption period referred to below, have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right (e.g., common stock of the acquiring company having a value of $60.00 for the $30.00 Purchase Price).
     At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or, in certain circumstances, other equity securities of the Company that are deemed by the Board of Directors of the Company to have the same value as shares of Common Stock) per Right (subject to adjustment).

     The Purchase Price payable, and the number of one one-thousandths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution under certain circumstances.
     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.
     In general, the Board of Directors of the Company, may cause the Company to redeem the Rights in whole, but not in part, at any time during the period commencing on December 1, 2008 and ending on the tenth business day following the Stock Acquisition Date (the “Redemption Period”) at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors of the Company). If a person has already become an Acquiring Person, the decision to redeem the Rights will require the concurrence of two-thirds of the members of the Board of Directors. After the Redemption Period has expired, the Company’s right of redemption may be reinstated if an Acquiring Person reduces its beneficial ownership to 15% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be subject to federal taxation to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.
     Except with respect to the Redemption Price of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors of the Company in order to cure any ambiguity, defect or inconsistency or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided however, no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.
     As of October 29, 2008, there were 130,000,000 authorized shares of Common Stock, of which 22,006,084 shares were issued and outstanding and no shares were held by the Company in its treasury. A total of 100,000 shares of a new class of Series A Junior Participating Preferred Stock are reserved for issuance upon exercise of the Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired, or in a manner or on terms not approved by the Board of Directors of the Company. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors of the Company, nor should the Rights interfere with any merger or other business combination approved by the Board of Directors of the Company.
     With respect to ABS Capital Partners IV, LLC and its affiliates, the Rights Agreement provides that 20% is used in place of 15% for purposes of the measurement of beneficial ownership referred to in the description above.
     The foregoing description of the Rights and the Rights Agreement between the Company and the Rights Agent does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is attached as Exhibit 4.1 to this report and is incorporated herein by reference.
Section 3 – Securities and Trading Markets
Item 3.03 Material Modification to Rights of Security Holders.
     The information contained in Item 1.01 and 5.03 is incorporated herein by reference.
Section 5 – Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 19, 2008, the Board of Directors of the Company approved amendments of the Company’s bylaws (the “Bylaw Amendments”), effective as of the same date. The Bylaw Amendments relate to, among other things, advance notice provisions applicable to stockholder nominations for election to the Company’s Board and to stockholder proposals for other business, as well as clarifying changes to the Company’s majority voting standard for the election of directors in uncontested elections.
     The Bylaw Amendments provide that in order for a stockholder to make a nomination or bring other business at a meeting of the stockholders, the stockholder must provide notice to the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders, subject to certain exceptions, including when the date of the meeting is more than 30 days before or more than 70 days after from such anniversary date, no annual meeting was held the prior year, or there is a special meeting of the stockholders. The Bylaw Amendments also require that notices provide specified information, including information concerning the nominee or other business to be acted upon, the economic interest of the stockholder in the Company and the interest of the stockholder in the nomination or other business.
     The foregoing summary description of the Bylaw Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Bylaws, as amended through November 19, 2008, a copy of which is attached to this report as Exhibit 3.1 and is incorporated herein by reference.
     On November 19, 2008, the Company filed a Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. In connection with the adoption of the Certificate of Designations, the Board of Directors of the Company authorized the creation of a Series of 100,000 shares of Series A Junior Participating Preferred Stock. A copy of the Certificate of Designations is attached to this report as Exhibit 3.2 and is incorporated herein by reference.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
3.1	Bylaws, as amended through November 19, 2008.

3.2	Certificate of Designation, Preference and Rights of Series A Junior Participating Preferred Stock.

4.1	Rights Agreement, dated as of November 19, 2008, between the Company and Continental Stock Transfer and Trust Company, as Rights Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double-Take Software, Inc.
Date: November 19, 2008	By:	/s/ S. Craig Huke
S. Craig Huke
Vice President and Chief Financial Officer

Exhibit Index
Exhibits
3.1	Bylaws, as amended through November 19, 2008.

3.2	Certificate of Designation, Preference and Rights of Series A Junior Participating Preferred Stock.

4.1	Rights Agreement, dated as of November 19, 2008, between the Company and Continental Stock Transfer and Trust Company, as Rights Agent.